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                                                                   Exhibit 10.27


Fee Simple/Trustees' Deed

THIS INDENTURE MADE this 7th day of June 1996 BETWEEN Aloette Realty, Inc., a Delaware Corporation (hereinafter called the Grantor), H-1 and H-2 Associates, a Pennsylvania General Partnership (hereinafter called the Grantee),

WITNESSETH That the said Grantor for and in consideration of the sum of Two hundred thousand dollars ($200,000.00) lawful money of the United States of America, unto it well and truly paid by the said Grantee, at or before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, has granted, bargained and sold, released and confirmed, and by these presents does grant, bargain and sell, release and confirm unto the said grantee, and assigns,

ALL THAT CERTAIN Unit in the property known, named and identified in the Declaration referred to below as "Liberty Square Condominium" located in East Whiteland Township, Chester County, Pennsylvania, which has heretofore been submitted to the provisions of the Pennsylvania Uniform Condominium Act, 68 P.S.A., Sections 3101 et seq., by the recording at West Chester, PA in the Office for the Recorder of Deeds, in and for Chester County of a Declaration dated 9-16-1988 recorded 10-14-1988 in Record Book 1313 page 144, and the Declaration Plats and Plans attached thereto and made a part thereof, being designated in such declaration as Unit H-1, as more fully described in such Declaration, together with a proportionate undivided interest in the Common Elements (as defined in such Declaration) of 7.187%.

UNDER AND SUBJECT to any and all covenants, agreements, restrictions, rights, conditions, exceptions and reservations as contained in the aforesaid Declaration of Condominium of "Liberty Square Condominium"

ALSO UNDER AND SUBJECT to easements, rights of way, agreements, covenants and restrictions appearing of record.

BEING Chester County Tax Parcel 42-4-472
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ALL THAT CERTAIN Unit in the property known, named and identified in the
Declaration referred to below as "Liberty Square Condominium" located in East Whiteland Township, Chester County, Pennsylvania, which has heretofore been submitted to the provisions of the Pennsylvania Uniform Condominium Act, 68 P.S.A., Sections 3101 et seq., by the recording at West Chester, Pa in the Office for the Recorder of Deeds, in and for Chester County of a Declaration dated 9-26-1988 recorded 10-14-1988 in Record Book 1313 page 144 and the Declaration Plats and Plans attached thereto and made a part thereof, being designated in such Declaration as Unit H-2, as more fully described in such Declaration, together with a proportionate undivided interest in the Common Elements (as defined in such Declaration) of 8.388%

UNDER AND SUBJECT to any and all covenants, agreements, restrictions, rights, conditions, exceptions and reservations as contained in the aforesaid Declaration of Condominium of "Liberty Square Condominium", ALSO UNDER AND SUBJECT to easements, rights of ways, agreements, covenants and restrictions appearing of record.

BEING Chester County Tax Parcel 42-4-473


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BEING the same premises which R.F.P. Properties, Inc., a PA Corporation by Deed dated 12-5-1988 and recorded in Chester County, in Record Book 1367 page 94 conveyed unto Aloette Realty, Inc.

TOGETHER with all and singular the improvements, ways, streets, alleys, driveways, passages, waters, water-courses, rights, liberties, privileges, hereditaments and appurtenances, whatsoever unto the hereby granted premises belonging, or in any wise appertaining, and the reversions and remainders, rents, issues, and profits thereof; and all the estate, right, title, interest, property, claim and demand whatsoever of the said Grantor, as well at law as in equity, of, in, and to the same.

TO HAVE AND TO HOLD the above described Unit No. H-1 and H-2 hereditaments and premises hereby granted, or mentioned, and intended so to be, with the appurtenances, unto the said Grantee, and assigns, to and for the only proper use and behoof of the said Grantee, and assigns forever.

SPECIAL WARRANTY

AND the said Grantor, for itself, its successors does by these presents, covenants, grant and agree, to and with the said Grantee and Assigns, that it the said Grantor, its successors all and singular the Hereditaments and premises herein above described and granted, or mentioned and intended so to be with the Appurtenances unto the said Grantee, and Assigns, against it the said Grantor, its successors and against all and every Person or Persons whomsoever lawfully claiming or to claim the same or any part thereof, by from, or under it, them or any of them, shall and will WARRANT and forever DEFEND.

OR

TRUSTEES WARRANTY

the said do covenant, promise and agree, to and with the said and assigns, by these presents, that the said has/have not done, committed or knowingly or willingly suffered to be done or committed, any act, matter or thing whatsoever whereby the premises hereby granted, or any part thereof, is, are, shall or may be impeached, charged or incumbered, in title, charge, estate, or otherwise howsoever.

IN WITNESS WHEREOF, the said Grantor has/have caused these presents to be duly executed dated the day and year first above written.

SEALED AND DELIVERED IN THE PRESENCE OF US:

                                        ALOETTE REALTY, INC.

                                   By__________________________________
                                         Jean M. Lewis, Vice President

                                   Attest______________________________
                                         Jean M. Lewis, Asst. Secretary